Exhibit 5.2

April 29, 2025	+1 212 230 8800 (t)
+1 212 230 8888 (f)
wilmerhale.com

Iterum Therapeutics plc

3 Dublin Landings

North Wall Quay

Dublin 1, Ireland

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (a) the Registration Statement on Form S-3 (File No. 333-267795) (the “Registration Statement”) filed by Iterum Therapeutics plc, an Irish public limited company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, (i) ordinary shares of the Company, nominal value $0.01 per share (the “Ordinary Shares”), and (ii) warrants to purchase Ordinary Shares, which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $100,000,000, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”), and (b) the prospectus supplement, dated April 28, 2025 (together with the Base Prospectus, the “Prospectus”) relating to the issuance and sale pursuant to the Registration Statement of (i) an aggregate of 3,040,000 Ordinary Shares (the “Shares”) and (ii) pre-funded warrants to purchase up to an aggregate of 2,515,556 Ordinary Shares at an exercise price of $0.01 per Ordinary Share (the “Pre-funded Warrants”). The Shares and the Pre-funded Warrants are herein collectively referred to as the “Securities.”

The Shares and the Pre-funded Warrants are to be offered and sold by the Company pursuant to a securities purchase agreement (the “Purchase Agreement”), between the Company and the purchaser named therein (the “Purchaser”), the form of which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as United States counsel for the Company in connection with the issue and sale by the Company of the Securities. We have examined copies of the Registration Statement and the Prospectus as filed with the Commission. We have examined and relied upon the Purchase Agreement and the form of Pre-funded Warrant, which has been filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on the date hereof. For purposes of this opinion, we have also examined the opinion letter of A&L Goodbody, Irish counsel for the Company, dated the date hereof and filed as Exhibit 5.1 to the Company’s Current Report on Form 8-K, filed on the date hereof (the “ALG Opinion”). We have also examined and relied upon originals or copies of such corporate records of the Company, such other agreements and instruments, such certificates of public officials, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

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In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity and competence of all individual signatories, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate records of the Company provided to us by the Company. Insofar as this opinion relates to factual matters, we have assumed, without independent investigation, that representations of officers and directors of the Company and documents furnished to us by the Company are true and correct.

We have also assumed, consistent with the ALG Opinion, that (i) the Company is incorporated and validly existing under the laws of the Republic of Ireland; (ii) the Company has all requisite power and authority to execute and deliver, and to perform its obligations under the Purchase Agreement and the Pre-funded Warrants; (iii) the Purchase Agreement has been duly authorized, executed and delivered by the Company under the laws of the Republic of Ireland and (iv) the Pre-funded Warrants have been duly authorized, executed and delivered by the Company under the laws of the Republic of Ireland.

Our opinion below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing; and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court. We also express no opinion herein as to any provision of any agreement (a) that may be deemed to or construed to waive any right, defense or counterclaim of the Company; (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (c) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof; (d) that is in violation of public policy; (e) relating to indemnification and contribution with respect to securities law matters; (f) that provides that the terms of any agreement may not be waived or modified except in writing; (g) purporting to indemnify any person against his, her or its own

April 29, 2025

negligence or intentional misconduct; (h) requiring the payment of penalties, consequential damages or liquidated damages or limiting a party’s recovery of certain damages or losses; (i) purporting to establish evidentiary standards or regarding standards for exercising rights and remedies or (j) relating to choice of law or consent to jurisdiction. We express no opinion herein as to the laws of any jurisdiction other than the state laws of the State of New York. We have not acted as counsel for the Company with respect to matters of Irish law or other applicable foreign law.

Based upon and subject to the foregoing, we are of the opinion that when the Pre-funded Warrants have been duly executed by the Company and are delivered and paid for in accordance with the terms and conditions of the Prospectus, the Purchase Agreement and the form of Pre-funded Warrant, the Pre-funded Warrants will constitute valid and binding obligations of the Company.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Wilmer Cutler Pickering Hale and Dorr LLP
WILMER CUTLER PICKERING HALE AND DORR LLP